Exhibit 99.1

            Possis Medical, Inc., to Announce Fiscal 2008
                   First-Quarter Results on Nov. 21

    MINNEAPOLIS--(BUSINESS WIRE)--Nov. 14, 2007--Possis Medical, Inc. (NASDAQ:POSS) will release its fiscal 2008 first-quarter financial results on Wednesday, Nov. 21, 2007, at 7 a.m. (CT). The earnings release will include summary financial information for Possis' first quarter. The company's fiscal year runs from Aug. 1 to July 31.

    Possis will also hold a shareholder conference call on Wednesday, Nov. 21, 2007, beginning at 9:30 a.m. (CT). Management will review first-quarter financial and operating results, and discuss its future outlook. To join the conference call, dial 1-800-762-9058 (international 1-480-629-9031). A replay of the conference call will be available one hour after the call ends through 11:59 P.M. (CT) on November 27, 2007. To access the replay, dial 1-800-406-7325 (international 1-303-590-3030) and use the access code 3804781.

    For individual investors, a Webcast of the conference call will be available at www.possis.com under the "Investors" tab, or at www.fulldisclosure.com. Institutional investors can access the Webcast through a password-protected site at www.streetevents.com. An archived Webcast of Possis' conference call will be available for 30 days.

    Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The Company's AngioJet System is the world's leading mechanical thrombectomy system with FDA approval to remove thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and veins, A-V grafts and native fistulas.

    CONTACT: Possis Medical, Inc.
             Jules L. Fisher, 763-450-8011
             Vice President, Finance and
             Chief Financial Officer
             Jules.Fisher@possis.com